UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 6, 2020

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 16th Street, Suite 300, Denver, CO 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934: None

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2020 Alan Fine informed Real Goods Solar, Inc. (the “Company”) that, due to health reasons, Mr. Fine will resign from all positions with the Company, including his positions as Chief Financial Officer, Chief Administrative Officer, Principal Accounting Officer and Treasurer, effective January 17, 2020. His departure is not the result of any issue or concern with the Company’s accounting, financial reporting or internal control over financial reporting, nor is it the result of Mr. Fine’s contributions or performance while at the Company.

Effective January 17, 2020, the Company’s Board of Directors appointed Richard Barich, age 57, as the Company’s Chief Financial Officer, Principal Accounting Officer and Treasurer. Mr. Barich has performed financial and accounting services for the Company as an independent contractor since October 2019. From May 2018 to October 2019, he served as the Corporate Controller for International Car Wash Group, Inc., a multi-unit retailer with 150 corporate owned car wash sites in the US and over 900 sites worldwide. From July 2016 to May 2018, he served as the Corporate Controller for Pharmaca Integrative Pharmacy, a private equity owned multi-unit retailer with 31 corporate owned retail and pharmacy locations. From January 2013 to July 2016, he served as the Chief Financial Officer and Controller for At The Beach, LLC, a multi-unit retailer with 73 corporate owned tanning salons. Mr. Barich has a bachelor of science degree in accounting from California State University and is a licensed certified public accountant (non-active) in California.

Mr. Barich has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Barich and any other person pursuant to which he was elected as an officer of the Company.

Mr. Barich has entered into an employment offer letter with the Company (the “Offer Letter”) and is expected to begin his employment on January 10, 2020. Under the Offer Letter, Mr. Barich’s annual base salary is $150,000. On January 10, 2020, the Compensation Committee of the Board approved Mr. Barich being granted 50,000 restricted shares of the Company’s Class A common stock, par value $0.0001 per share under the Company’s 2018 Long Term Incentive Plan and in accordance with a Restricted Stock Agreement in the same form as previously reported by the Company and approved by the Compensation Committee of the Board, effective January 17, 2020 (the “Restricted Stock Agreement”). The restricted shares vest fully (100%) on the first anniversary of the date of grant, provided the grantee has continued to render Services (as defined in the Restricted Stock Agreement) through such date.

The Restricted Stock Agreement includes the following terms and conditions:

•	All of the unvested shares will vest immediately prior to the consummation of a Change in Control (as defined in the Restricted Stock Agreement), provided that the grantee has continued to render Services on the date the change in control is consummated;

•	Vesting ceases on the date the grantee ceases to be an employee; and

•	Customary non-disparagement, confidentiality, non-solicitation and non-compete covenants.

The foregoing description of the Restricted Stock Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Restricted Stock Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1.

On January 10, 2020 the Compensation Committee of the Board approved the Company entering into a Change in Control Agreement with Mr. Barich effective January 17, 2019. The Change in Control Agreement is in the same form and contains the same terms as the Change in Control Agreements the Company has previously filed and entered into with members of management, and provides that in the event a Change in Control (as defined below) occurs, and either (i) any successor to the Company as a result of a Change in Control fails to assume the Company’s obligations under the applicable Change in Control Agreement, or (ii) within the one-year period immediately following the consummation of the Change in Control, Mr. Barich’s employment with the Company is (a) involuntarily terminated by the Company without Business Reasons (as defined in the Change in Control Agreement) or (b) voluntary terminated by the subject employee for Good Reason (as defined in the Change in Control Agreement), then Mr. Barich shall receive a lump sum severance payment equal to 100% of the sum of his base salary plus target bonus for the year in question.

A “change in control” is defined in the Change in Control Agreement as a single transaction or a series of related transactions of any one or more of the following (subject to some exceptions): (i) any merger, consolidation or business combination of the Company with or into any other entity or person, or any other reorganization, in each case in which the equity holders of the Company immediately prior to such merger, consolidation, business combination or reorganization, own less than 50% of the voting power of the surviving entity immediately after such merger, consolidation, business combination or reorganization, (ii) any transaction in which in excess of 50% of the Company's voting power is transferred to a person or a group other than the equity holders of the Company immediately prior to such transaction(s), or (iii) a sale or other disposition of all or substantially all of the assets of the Company.

The foregoing description of the Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Change in Control Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Real Goods Solar, Inc. Restricted Stock Agreement, effective January 17, 2020, between Richard Barich and the Company

10.2	Change in Control Agreement, effective January 17, 2020, between Richard Barich and the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Dennis Lacey
Dennis Lacey
Chief Executive Officer

Date: January 10, 2020